Bank of America(logo)
                                               100 North Tryon Street
                                               Charlotte, NC 28255

                                               Tel 704.386.5000

Pricing Supplement No. 0270 Dated January 26, 2001      Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $  20,000,000.00
Issue Price:                       100.000%       $  20,000,000.00
Commission or Discount:              0.00%        $           0.00
Proceeds to Corporation:           100.00%        $  20,000,000.00

Agent:                   Banc of America Securities LLC, as Agent

Original Issue Date:     January 31, 2001

Stated Maturity Date:    January 31, 2005

Cusip #:                 06050M-BA-4

Form:                    Book entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  + 32.0 bps

Initial Interest Rate:   5.8625%

Interest Reset Period:   Quarterly, commencing on April 30, 2001

Interest Reset Dates:    January 31st, April 30th, July 31st and October 31st,
                         commencing on April 30, 2001

Interest Determination
  Date:                  Two London banking days preceding the Interest
                          Reset Date

Interest Payment Dates:  January 31st, April 30th, July 31st, and October 31st
                          commencing on April 30, 2001

May the Notes be redeemed by the corporation
     prior to maturity?                                     No

May the notes be repaid prior to maturity at
     the option of the holder?                              No

Discount Note?                                              No